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                                                  Exhibit 10(h)

        The St. Paul Companies, Inc. Executive Long-Term
            Disability Plan Summary Plan Description

                    Overview

                    The St. Paul's Executive Long-Term
                    Disability Plan provides eligible
                    participants with long-term disability
                    insurance protection for the portion of the annual base salary that is greater than $300,000. The objective of this benefit is to supplement the coverage provided by the group long-term disability plan which provides income protection up to an annual base salary maximum of $300,000.

Eligibility         Coverage is available to any
                    executive who participates in the group long-term disability plan and has an annual base salary of more than $300,000.

Coverage            Coverage is automatic as long as
                    you meet the eligibility requirements.

Benefit amount      The executive long-term disability plan
                    pays you a monthly benefit equal to 40% of the portion of your annual base salary that is greater than $300,000.

                    The executive long-term disability
                    benefit is in addition to your benefit from the group long-term disability plan. It is not affected by disability income benefits from the group plan.

Cost                The St. Paul pays the full cost of
                    the executive long-term disability plan.
                    Benefits are payable out of the general
                    assets of The St. Paul.

Definition of       You are disabled if you are limited
 disability         from performing the material and substantial
                    duties of your regular position due to
                    illness or injury and you also have a 20 percent or more loss in your indexed monthly earnings due to the same illness or injury.

                    If you are disabled for more than 24
                    months, you will continue to receive a
                    benefit if you are:

                    - Working in any occupation and continue to
                      have a 20 percent or more loss in your
                      monthly earnings due to your illness or
                      injury, or

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                    - Not working and, due to the same
                      illness or injury, are unable to perform the duties of any gainful occupation for which you are reasonably suited by education, training or experience.

When benefits       You become entitled to an executive long-
 begin              term disability benefit when you are entitled
                    to a benefit from the group long-term
                    disability plan. Generally, you will receive a benefit if you have been disabled 90 consecutive days and are also under a physician's regular care.

When benefits end   The executive long-term disability benefit
                    continues to be paid to you as long as you also receive the group long-term disability benefit. Both benefits end when one of the following events occur:

                    - Recovery from the disability.

                    - No longer under a physician's regular care.

                    - End of the maximum benefit period:

                    Disability begins at age      Maximum period
                    ------------------------      --------------
                    Less than age 62                To age 67
                    62                              42 months
                    63                              36 months
                    64 but less than age 65         30 months

                    - Your current earnings exceed 80 percent of
                      your pre-disability income.

                    - During the first 24 months of your benefit
                      payments, when you are able to work in
                      your regular occupation on a part-time
                      basis but choose not to work.

                    - After 24 months of benefit payments, when
                      you are able to work in any occupation on a part-time basis but choose not to work.

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                    - If you receive benefits due to mental
                      disability, your maximum benefit period is 24 months unless you are hospitalized or institutionalized at the end or after the 24- month period. See the employee benefit book "For your Benefit" for additional information.

                    - Death.

Recurring           If you try to return to work and
 disability         become disabled again, the recurrent
                    disability will be treated as part of the prior disability; if, after receiving disability benefits, you meet both of the following requirements:

                    - Return to your regular occupation or
                      another occupation with
                      The St. Paul on a full-time basis for less than 180 days.
                    - Perform all the material and substantial
                      duties of your occupation or another
                      occupation with the company.

                    If you return to your regular occupation or another occupation with The St. Paul on a full-time basis for 180 days or more, a recurrent disability will be treated as a new period of disability. This means you must complete a new 90 day waiting period.

Taxes               The executive long-term disability
                    benefits you receive are taxable in the year of payment.

Filing a claim      If you have been disabled for 60
                    days and your disability appears likely to continue, you should contact the Corporate
                    Benefits Department to apply for benefits.

Employment status   Your executive long-term disability
changes             coverage ends upon your retirement or
                    termination from The St. Paul.

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                    If you are receiving executive long-term
                    disability benefits when you reach age 65
                    (mandatory retirement age for officers of the company) your benefits will continue until an event listed in the "When benefits end" section occurs.

                    If you are receiving executive long-term disability benefits at the time of your death, the plan will pay your eligible survivor a lump sum benefit equal to three times your gross monthly benefit under the plan. Your spouse is your eligible survivor if he or she is living. Otherwise, your eligible survivors are your children under age 25 or a person the company names to receive payment on your children's behalf.

Plan                The company has full and final
 administration     authority to interpret the terms of the plan
                    and determines the eligibility for the amount of benefits payable under the plan.

                    Although The St. Paul currently intends to continue this plan indefinitely, it reserves the right to change, amend, or terminate the plan (including any benefits payable under the plan) at any time prior to your disability. However, the company may not amend the plan after you become disabled to reduce the amount of benefits payable to you.